EXHIBIT 99.1

For further information:
Media Contact:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Dennis Klaeser
Chief Financial Officer
312-564-1700
dklaeser@pvtb.com

For Immediate Release

PrivateBancorp Issues Shares in U.S. Treasury Capital Purchase Program

CHICAGO, February 2, 2009 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced that on January 30, 2009 it issued approximately $244 million of its senior preferred stock to the U.S. Department of the Treasury under the Capital Purchase Program.
The Company also issued to the U.S. Treasury warrants to purchase 1,290,026 shares of common stock at an exercise price of $28.35 per share and an aggregate market value equal to 15 percent of the U.S. Treasury’s senior preferred investment.
With the addition of the capital from the U.S. Treasury, the Company’s pro forma total risk-based capital ratio and Tier 1 risk-based capital ratio at December 31, 2008, would have been 13.0 percent and 10.4 percent, respectively.
“The purpose of this program is to help healthy, well-capitalized banks like ours continue to be active lenders in this challenging environment,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc. “This additional capital substantially enhances our already well-capitalized status and further strengthens our balance sheet. Since the launch of the Strategic Growth Plan, we have raised $800 million in new regulatory capital, including approximately $244 million from the U.S. Treasury.”

About PrivateBancorp, Inc.

PrivateBancorp, Inc. is a growing diversified financial services company with 23 offices in nine states and more than $10 billion in assets as of December 31, 2008. Through its subsidiaries, PrivateBancorp delivers customized business and personal financial services to middle-market commercial and commercial real estate companies, as well as business owners, executives, entrepreneurs and wealthy families.
Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at www.pvtb.com.

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, unforeseen difficulties and higher than expected costs associated with the continued implementation of our Strategic Growth Plan, fluctuations in market rates of interest and loan and deposit pricing in the Company’s market areas; the effect of continued margin pressure on the Company’s earnings; further deterioration in asset quality; the failure to obtain on terms acceptable to us, or at all, the capital necessary to fund our growth and maintain our regulatory capital ratios above the “well-capitalized” threshold; the need to continue to increase our allowance for loan losses; additional charges related to asset impairments;  insufficient liquidity/funding sources or the inability to obtain on terms acceptable to the Company the funding necessary to fund its loan growth; legislative or regulatory changes, particularly changes in the regulation of financial services companies and/or the products and services offered by financial services companies; adverse developments in the Company’s loan or investment portfolios; slower than anticipated growth of the Company’s business or unanticipated business declines, including as a result of continual negative economic conditions; competition; unforeseen difficulties in integrating new hires; failure to improve operating efficiencies through expense controls; and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.